FIRST AMENDMENT TO LOAN DOCUMENTS
(Amendment No. 1 to the Credit Agreement & Amendment No. 1 to the Guaranty and Security Agreement)

This First Amendment to Loan Documents (this “Amendment”) is executed as of March 14, 2014, among the Lenders identified on the signature pages hereof (which Lenders constitute the Required Lenders as of the date of this Amendment), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in that capacity, “Agent”), INTERNATIONAL FREIGHT SERVICES, INC., a Delaware corporation, and USA TRUCK, INC., a Delaware corporation (“USA Truck”).

WHEREAS, this Amendment refers to a Credit Agreement dated as of August 24, 2012, among USA Truck, as a Borrower; each of the Subsidiaries of USA Truck who are or become parties thereto as Borrowers, the Lenders and the Agent (as amended, restated, supplemented, or otherwise modified before the date of this Amendment, the “Credit Agreement”); and

WHEREAS, this Amendment refers to a Guaranty and Security Agreement dated as of August 24, 2012, among Agent and the Grantors identified therein (as amended, restated, supplemented, or otherwise modified before the date of this Amendment, the “Guaranty and Security Agreement”).

WHEREAS, the Required Lenders, Agent, and Borrowers desire to amend certain terms and provisions of the Credit Agreement and the Agent and the Grantors desire to amend certain terms and provisions of the Guaranty and Security Agreement, as applicable, as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Defined terms used but not defined in this Amendment are as defined in the Credit Agreement or the Guaranty and Security Agreement, as applicable.

2. Amendments to Credit Agreement.  Subject to the terms of Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 2.6(d) of the Credit Agreement is hereby amended by replacing the phrase “Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a)” with the phrase “Except to the extent provided to the contrary in Section 2.10, Section 2.11(k), or Section 2.12(a).”

(b) Section 2.11(k) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (k)           Borrowers shall pay immediately upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee which shall be imposed by Issuing Bank upon the issuance of each Letter of Credit of 0.250% per annum of the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).”

(c) Section 4 of the Credit Agreement is hereby amended by inserting after Section 4.25 the following new Section 4.26:

“           4.26           Hedge Agreements.  On each date that any Hedge Agreement is executed by any Hedge Provider, each Borrower and each other Loan Party satisfy all eligibility, suitability, and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.”

(d) Section 16.3(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (a)           If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax.  If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.”

(e) The following new defined terms are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical order therein:

“           “FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.”

“           “Suppressed Availability Reserve” means a Reserve (a) for the period commencing December 31, 2013 through and including December 31, 2014, in the amount of $6,000,000 as such amount shall be automatically increased or decreased from time to time to equal the amount by which Suppressed Availability is less than $30,000,000 on any relevant date of determination and (b) for all periods other than those described in clause (a) above,  in the amount of zero ($0).”

(f)  The following defined terms in Schedule 1.1 to the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“           “Lender Group Expenses” means all (a) reasonable costs or expenses (including taxes and insurance premiums) required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented and reasonable out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Borrower and its Subsidiaries under any of the Loan Documents, including photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Borrower or its Subsidiaries, (d) Agent’s customary and reasonable fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary and reasonable charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, (h) Agent’s reasonable costs and expenses (including reasonable documented attorneys’ fees and expenses) relative to third-party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (i) Agent’s reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.”

“           “Reserves” means, as of any date of determination, those reserves (other than Receivable Reserves and Bank Product Reserves) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including Landlord Reserves and reserves with respect to (a) sums that any Borrower or its Subsidiaries are  to pay under any Section of the Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount.  Reserves shall include, without limitation, the Dilution Reserve, Suppressed Availability Reserve, Landlord Reserves, Receivable Reserves and Bank Product Reserves.”

“           “Suppressed Availability” means, as of any date of determination, the amount by which the Borrowing Base (calculated without giving effect to the Suppressed Availability Reserve) exceeds the Maximum Revolver Amount.”

“           “Suppressed Availability Trigger Date” means, from and after the Closing Date, the first date on which the sum of (a) Suppressed Availability plus (b) the Suppressed Availability Reserve is less than $30,000,000.”

(g) Clause (d) of the definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“              (d) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement plus, without duplication, the Suppressed Availability Reserve.”

(h) The definition of “Excluded Taxes” in Schedule 1.1 to the Credit Agreement is hereby amended as follows: (1) by replacing “, and” at the end of clause (ii) with a semicolon; (2) by replacing the period at the end of clause (iii) with “; and”; and (3) by inserting after amended clause (iii) the following new clause (iv):

“           (iv) any United States federal withholding taxes imposed under FATCA.”

(i) The definition of “LIBOR Rate” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “www.mworld.com” with “https://capitalmarkets.mworld.com.”

3. Amendments to the Guaranty and Security Agreement.  Subject to the terms of Section 5 hereof, the Guaranty and Security Agreement is hereby amended as follows:

(a) The definition of “Guarantied Obligations” in Section 1(a) of the Guaranty and Security Agreement is hereby amended by inserting the following new sentence at the end of that definition: “Anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations do not include any Excluded Swap Obligations.”

(b) The definition of “Secured Obligations” in Section 1(a) of the Guaranty and Security Agreement is hereby amended by inserting the following new sentence at the end of that definition: “Anything to the contrary contained in the foregoing notwithstanding, the Secured Obligations do not include any Excluded Swap Obligations.”

(c) Section 1(a) of the Guaranty and Security Agreement is hereby further amended by inserting the following new definitions, each in appropriate alphanumeric order:

“           “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1, et seq.), as amended from time to time, and any successor statute.

“           “Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.”

“           “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

“           “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

(d) Section 2(a) of the Guaranty and Security Agreement is hereby amended as follows:

(1)	by replacing the phrase “If any or all of the Obligations becomes due and payable” with the phrase “If any or all of the Obligations constituting Guarantied Obligations becomes due and payable”;

(2)	by replacing the phrase “including the enforcement of any collateral for such Obligations” with the phrase “including the enforcement of any collateral for such Guarantied Obligations”; and

(3)	by replacing the phrase “received in payment of or on account of any or all of the Obligations” with the phrase “received in payment of or on account of any or all of the Guarantied Obligations.”

(e) Section 2(b) of the Guaranty and Security Agreement is hereby amended by replacing “Obligations” with “Guarantied Obligations.”

(f) Section 2(c) of the Guaranty and Security Agreement is hereby amended by replacing the phrase “independent of any security for or other guaranty of the Obligations” with the phrase “independent of any security for or other guaranty of the Guarantied Obligations.”

(g) Section 2(i)(i) of the Guaranty and Security Agreement is hereby amended as follows:

(1)	by replacing the phrase “other than payment of the Obligations” with the phrase “other than payment of the Guarantied Obligations” in each place it appears; and

(2)	by replacing the phrase “except to the extent the Obligations have been paid” with the phrase “except to the extent the Guarantied Obligations have been paid.”

(h) Section 2 of the Guaranty and Security Agreement is hereby further amended by inserting after Section 2(i) the following new Section 2(j):

“               (j)           Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to guaranty and otherwise honor all Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2(j) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2(j), or otherwise under the Loan Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Guarantied Obligations.  Each Qualified ECP Guarantor intends that this Section 2(j) constitute, and this Section 2(j) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

4. Representations.  To induce Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents to Agent and the Lenders as follows:

(a) that such Loan Party is duly authorized to execute and deliver this Amendment, and that each Loan Party is duly authorized to perform its obligations under the Loan Documents;

(b) that the execution and delivery of this Amendment by such Loan Party and the performance by each Loan Party of its obligations under the Loan Documents do not and will not violate any material provision of law or of the Governing Documents of any Loan Party, or of any order, judgment, or decree of any court or other Governmental Authority binding on them;

(c) that the Loan Documents (including this Amendment) are a legal, valid, and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforcement is limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d) that, after giving effect to this Amendment, the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Amendment, and in Section 6 of the Guaranty and Security Agreement, as amended by this Amendment, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Amendment , with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and, except to the extent that any such representation or warranty expressly relates to an earlier date;

(e) that such Loan Party has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Amendment, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement, and the Guaranty and Security Agreement, as amended by this Amendment, including those set forth in Section 7 of the Guaranty and Security Agreement, as applicable; and

(f) that, as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5. Conditions.  This Amendment will become effective as of December 31, 2013, when each of the following conditions precedent have been met:

(a) Agent has received this Amendment, executed by Agent, the Required Lenders, and each Loan Party; and

(b) Agent has received a fee in the amount of $10,000 for the ratable benefit of the Lenders, which fee shall be deemed earned in full upon execution of this Amendment by the Required Lenders and shall be non-refundable once paid.  The Agent shall disburse $5,000 of the fee to PNC Bank, National Association in its capacity as a Lender and $5,000 of the fee to Wells Fargo Bank, National Association in its capacity as a Lender.

6. Release.  Each Loan Party hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, the Guaranty and Security Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Amendment.  Each Loan Party hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Amendment arising out of, pursuant to, or pertaining in any way to the Credit Agreement, the Guaranty and Security Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Amendment.

7. Miscellaneous.  (a) This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York.  Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(b) This Amendment binds Agent, each Lender, and each Loan Party and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and each Loan Party and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified by the terms of this Amendment, all other terms and provisions of the Credit Agreement, the Guaranty and Security Agreement, and the other Loan Documents are incorporated by reference in this Amendment and in all respects continue in full force and effect.  Each Loan Party, by execution of this Amendment, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement, the Guaranty and Security Agreement, and the other Loan Documents (in each case, as amended hereby), as applicable (including the granting of any Liens for the benefit of Agent and the Lenders).

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Amendment.  Each reference in the Guaranty and Security Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Guaranty and Security Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Guaranty and Security Agreement, as amended by this Amendment.

(e) This Amendment is a Loan Document.  Each Borrower hereby acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Amendment and in amending the Loan Documents as provided in this Amendment constitute Lender Group Expenses.

(f) The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[SIGNATURE PAGES TO FOLLOW]

USA TRUCK, INC.,
as a Borrorer, Grantor and as the initial Administrative Borror
BY: /s/ Clifton R. Beckham
NAME:  Clifton R. Beckham
TITLE: Executive Vice President and Chief Financial Officer

INTERNATIONAL FREIGHT SERVICES, INC.,
as a Grantor

BY: /s/ Clifton R. Beckham
NAME: Clifton R. Beckham
TITLE: President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent and a Lender
BY: /s/ Dennis J. Rebman
NAME: Dennis J. Rebman
TITLE: President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

BY: /s/ Jeffrey Marchetti
NAME: Jeffrey Marchetti
TITLE: Assistant Vice President